    Exhibit 10.1
April 16, 2025

Drayton Wise
[***]

Dear Drayton:

This letter, upon signature by the parties, will constitute our agreement (“Agreement”) effective April 17, 2025 (the “Effective Date”) concerning the services of J. Drayton Wise (“Consultant”) as a consultant to Insmed Incorporated (“Company”).

1.Services. Consultant will provide consulting services to Company, as may be requested by the Company from time to time (“Services”). Consultant certifies that the Services are within Consultant’s area of knowledge, training, and experience, and shall be performed in a professional and timely manner. Consultant agrees that Company may provide specific direction for performing Services through its Chief Executive Officer. All Services performed under this Agreement shall be performed by Consultant, who shall be bound by the terms of this Agreement. Consultant may not subcontract its obligations under this Agreement. Consultant may work remotely, except where the Services require activities at the Company’s office in Bridgwater, New Jersey or travel to an alternative site. Consultant agrees to be available for up to ten (10) hours a week or forty (40) hours per month to perform Services.
2.Term. The Agreement shall have an initial term commencing on the Effective Date and expiring on December 31, 2025 (the “Initial Term”). Upon expiration of the Initial Term, this Agreement shall automatically renew for up to two (2) additional successive terms of three (3) months each (each, a “Renewal Term”), unless terminated by mutual agreement of the Company and Consultant by written notice of its intent not to renew at least 30 days prior to the expiration of the then-current term. Company shall have the right to immediately terminate the Agreement at any time due to Consultant’s material breach of this Agreement. Upon the termination of the Agreement, Consultant shall be paid only for work that has been, up to and including the termination date, completed in accordance with the requirements of the Agreement.
3.Fees.
(a)Consultant shall be paid $30,000.00 per month during the Initial Term, and $20,000.00 per month during any Renewal Term, paid monthly in arrears for Services performed by Consultant. Any fee payable with respect to a partial month of Services shall be pro-rated based on the number of days worked by Consultant during such month. Company shall also reimburse Consultant up to $8,000.00 for obtaining an executive physical at Atlantic Health, and at cost for reasonable out-of-pocket expenses incurred by Consultant at the Company’s request, upon presentation of appropriate itemized documentation (including reasonable supporting documentation, such as receipts, verifying such expenses) and in accordance with the Company’s travel policy. Consultant shall be responsible for and will pay all taxes related to the receipt of payments hereunder and shall give reasonable proof of supporting documentation, if reasonably requested, to verify the payment of such taxes. Company shall pay Consultant within thirty (30) days of Company’s receipt of Consultant’s invoice. Company has the right to withhold payment for any disputed sums. The parties will attempt to resolve disagreements regarding disputed sums in good faith and as soon as is practicable. Consultant will not be entitled to issue invoices to Company for Services performed more than twelve (12) months previously. Invoices shall be submitted to [***].
(b)Company and Consultant acknowledge and agree that this compensation represents the fair market value for the Services, and nothing in this Agreement, including the consideration set forth in this Section 3, incorporates or is intended to constitute, the solicitation, receipt or payment of any remuneration in return for referring an individual to Company for the furnishing, or arranging for the
www.insmed.com

700 US Highway 202/206 | Bridgewater, NJ 08807 | Phone: 908-977-9900 | Fax: 908-526-4026

furnishing, of any item or service for which payment may be made in whole or in part under a federal health care program, or in return for purchasing, leasing, ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part under a federal health care program. The compensation under this Section 3 is in full and complete payment for the Services and assignment of Inventions under this Agreement. No royalties are payable under this Agreement.
(c)For the avoidance of doubt, Consultant’s termination of employment with the Company and commencement of the Services shall not constitute a break in Consultant’s service relationship with the Company for purposes of continued vesting in outstanding stock options and restricted stock units granted under the Company’s equity plans and Consultant will continue to vest in such equity awards during the term of this Agreement, subject to the terms of the applicable equity plans and Consultant’s award agreements for such equity awards, each as amended.
4.Performance Obligations. Consultant will use commercially reasonable efforts to meet all obligations and deadlines described therein. Consultant shall perform all Services hereunder pursuant to and consistent with the terms of this Agreement, all written directions and instructions from Company, generally accepted professional standards of care and all applicable federal, state and local laws, rules, regulations, guidelines and other governmental requirements and all applicable industry and professional standards including but not limited to, the Federal Food, Drug, and Cosmetic Act, as amended and current Good Clinical Practices as applicable. Consultant shall timely obtain all permits required to perform the Services; and that represents and warrants that all deliverables under this Agreement will be of original development and will not infringe upon or violate any third party’s rights, including any copyrights, trade secrets, trademarks or other intellectual property rights, rights of privacy or publicity of any person or entity. Consultant shall provide to Company any information reasonably requested by Company, and shall consult with Company before providing any information to any governmental authority in connection with the Services.
5.Independent Contractor. Consultant (including any person hired or employed by Consultant) is an independent contractor and not an employee of Company, whether by virtue of any term of this Agreement or by the performance of any Services hereunder. Consultant (including any person hired or employed by Consultant) shall not be eligible to, and hereby waives any right to, participate in or to earn any employee benefits made available by or through Company and its affiliates, including without limitation, health, dental, disability and life insurance coverage, pension or retirement benefits, paid vacation, and sick leave, and hereby waives all rights to any such benefits (other than with respect to (i) Consultant’s vested benefits under the Company’s qualified employee benefit plans that vested in connection with Consultant’s former employment relationship with the Company and (ii) Consultant’s right to elect COBRA continuation coverage in connection with Consultant’s termination of employment with the Company). The preceding sentence shall apply throughout the term of the Agreement even if the Consultant is later reclassified as a common law employee of the Company for part or all of such term. . Consultant shall be solely responsible for operating its own business and will comply with all laws applicable thereto, including, without limitation, the provision of any necessary workers’ compensation insurance. Consultant (including its principals, employees or agents) shall have no authority to obligate Company or any of its affiliates in any manner whatsoever and shall not represent that Consultant has such authority. Unless otherwise agreed in writing, Consultant will be responsible for all travel expenses incurred in connection with this Agreement.
6.Confidentiality. Consultant acknowledges that in the course of the Services rendered, Consultant and its principals and employees will be given and have access to or may develop Confidential Information (as defined below). In view of Consultant’s access to Confidential Information, during the Initial Term of the Agreement, Consultant shall exclusively provide services to the Company, and agrees not to engage, contract with, be employed with, or otherwise solicit any third party for the provision of

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any services without the prior written consent of the Company. This exclusivity shall apply globally, unless otherwise agreed in writing by the Company. In return for the consideration that Consultant will receive from Company under this Agreement and to induce Company to enter into this Agreement, and in light of the potential harm that Consultant could cause Company in view of Consultant’s access to Confidential Information, Consultant further agrees, to each of provisions of Section 9 and 10.
(a)Confidential Information. “Confidential Information” is defined as confidential or proprietary data and information (whether in written, digital or other graphic form, electronically stored, or orally transmitted or memorized) relating to the business of Company and its affiliates, or to their customers, clients or investors, or entrusted to Company and its affiliates by a third party, that is or has been disclosed to Consultant, or of which Consultant became aware in anticipation of or as a consequence of Consultant’s engagement with Company, and that has value to Company and its affiliates and is not generally known to the competitors of Company and its affiliates, including, without limitation, data, results, analyses, formulae, properties, syntheses, methods, procedures, techniques, policies, plans, strategies, operations and activities relating to the business of Company and its affiliates, including without limit Company’s and its affiliates’ research, development, preclinical studies, clinical studies, regulatory programs, protocols, compounds, products, suppliers, customers, potential customers, marketing, sales, manufacturing and finances.
(i)Consultant recognizes and acknowledges that Confidential Information is valuable, special, and unique to the business of Company and its affiliates, that access to and knowledge thereof are essential to the performance of the Services, and that it is in the legitimate business interest of Company and its affiliates to restrict Consultant’s disclosure or use of Confidential Information for any purpose other than in connection with the performance of the Services, and to prevent any potential misappropriation of such Confidential Information.
(ii)Consultant shall keep confidential and shall not disclose, communicate or divulge Confidential Information to any third party, other than as requested by Company to perform Services. Consultant shall use Confidential Information solely for performing Services and shall not use Confidential Information for any purpose other than performing Services. Consultant shall store and maintain in a secure place all Confidential Information that is within Consultant’s possession or control.
(iii)Confidential Information shall not include any information that: (A) is or becomes generally available to the public other than through a breach of this Agreement, (B) was lawfully and without restriction in Consultant’s possession prior to receipt from Company, as evidenced by contemporaneous written records, (C) is disclosed to Consultant without restriction by an unrelated third party who is entitled to disclose it without breaching a confidentiality obligation to Company, as evidenced by contemporaneous written records.
(iv)Consultant shall be permitted to disclose Confidential Information to the extent required by applicable laws or regulations, or by a court or administrative order. Consultant shall provide prior written notice, to the extent practical and permitted by law, and in any event, prompt written notice, to Company of such requirement of disclosure. Consultant shall take all reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure. Consultant understands that nothing in this Agreement prohibits Consultant from reporting possible violations of law to a governmental agency or entity or requires Consultant to seek authorization or notify Company if Consultant makes such reports.
(v)Upon the expiration or termination of this Agreement, or upon the earlier request of Company, Consultant shall cease using Confidential Information and return to Company or destroy, at Company’s discretion, all originals, reproductions, and summaries of documents, materials, and other tangible manifestations of Confidential Information in its possession or control.

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(vi)Regardless of the period of time Services are provided to Company, Consultant agrees to be bound by the obligation in this Section 6 until such time as, and to the extent that, such information is published or is publicly known.
(b)Third Party Confidential Information. In connection with the Consultant’s performance of the Services, Company may need to disclose the Confidential Information of one or more third parties (collectively, “Third Party Confidential Information”) that is subject to confidentiality terms Company has negotiated with third parties (“Third Party Terms”), which may be different from the terms in this Agreement. Consultant hereby agrees to be bound by the Third Party Terms with respect to the Third Party Confidential Information. Consultant agrees that subject to the Third Party Terms, Third Party Confidential Information shall not be disclosed and shall only be used for the purpose of performing the Services.
7.Employee Non-Solicitation. During the term of the Agreement, Consultant agrees to not, either directly or through others, for himself or for any other person, firm, corporation, partnership, association or other entity participate in the recruitment or hiring of any employee, consultant or independent contractor performing services for the Company or its affiliates on behalf of any person or entity. Notwithstanding the foregoing, general solicitations of employment published in a journal, newspaper or other publication of general circulation and not specifically directed towards employees, consultants or independent contractors of the Company and its affiliates shall not be deemed to constitute solicitation for purposes of this Section 7.
8.Customer/Supplier Non-Solicitation. During the term of the Agreement, Consultant agrees to not, either directly or through others, for himself or for any other person, firm, corporation, partnership, association or other entity (i) solicit or attempt to solicit any actual or targeted prospective customer or supplier of the Company or its affiliates to become a customer of or supplier to any person or entity; (ii) make known the names and addresses of such actual or targeted prospective customers or clients, or any information relating in any manner to the trade or business relationships of Company or its affiliates with such customers or clients, other than in connection with providing the Services that are the subject of this Agreement, and/or (iii) persuade or encourage or attempt to persuade or encourage any persons or entities with whom the Company or its affiliates does business or has some business relationship to cease doing business or to terminate its business relationship with the Company or its affiliates or to engage in any competitive activity on its own or with any competitor of the Company or its affiliates.
9.Intellectual Property and Inventions.
(a)Consultant will promptly disclose to Company, or its designee, all improvements, inventions, formulae, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or learned by Consultant, either alone or jointly with others, (“Inventions”) related to or owing out of Consultant’s performance of Services; tasks which have been or may be assigned to Consultant by Company; Consultant’s use of the Company’s premises; the actual or anticipated business of Company and its affiliates; or information or knowledge gained by Consultant through any engagement with Company, including Confidential Information (collectively referred to as “Company Inventions”). Notwithstanding the previous sentence, Consultant will not disclose any Company Inventions that Consultant possesses under an obligation of secrecy to a third party. All Company Inventions shall be the sole property of Company. For value received, Consultant agrees to assign and hereby assigns to Company all right, title and interest in and to such Company Inventions. At Company’s expense, Consultant will assist Company in every reasonable manner to obtain and, from time to time, to enforce patents on said Company Inventions in any and all countries and will execute all documents necessary or useful for such purpose, including without limits assignments of such to Company or its designee. Consultant hereby designates and appoints the Company with its duly authorized officers and agents, as Consultant’s agents and attorneys-in-fact to act for Consultant and in Consultant’s behalf to execute and file documents and to do all other lawfully permitted acts to further the prosecution and issuance of patents on such Company Inventions with the same legal force and effect as if

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executed by Consultant.
(b)Company and Consultant hereby agree that all work created pursuant to this Agreement shall be considered as “Work made for hire” as that term is defined in the copyright laws of the United States (“Work”). Company shall have all rights, title, and interest in and to the Work to the extent of the rights required, including the sole and exclusive right to secure and own the copyrights and renewals throughout the world. Consultant’s signature on this Agreement will constitute an assignment of copyrights in the Work and Consultant’s agreement to cooperate with Company and execute any and all other documents appropriate to evidence sole proprietary rights and copyrights in the Work to Company.
(c)Consultant agrees to transfer, assign, and hereby does assign and make available to Company all text and other materials, regardless of its stage of development, that Consultant has created or prepared on behalf of Company, and all other property in Consultant’s possession and control that is the property of Company. In the event of early termination, Consultant will complete this transfer and assignment during the 30-day notice period.
(d)All documents, records, apparatus, equipment and other physical property furnished to Consultant by the Company or produced in connection with the Services shall remain the sole property of Company. Consultant agrees to return and deliver to Company, or destroy at Company’s discretion, all such property upon Company’s written request, and Consultant will not retain any copies or reproductions of such property.
(e)Consultant hereby unconditionally and irrevocably waives the enforcement of any so called “moral rights” in or to the Company Inventions and Work that cannot be assigned to Company, and all claims and causes of action of any kind with respect to the foregoing, now or hereafter devised. To the extent any rights may not be waived, Consultant hereby grants to Company a perpetual, irrevocable, exclusive, worldwide, royalty-free, unrestricted right and license to use, execute, reproduce, distribute, sell copies of, modify, create derivative works of, publicly perform and display, with the right of sublicense and assign, in and to the Company Inventions and Work.
10.Injunctive Relief. Consultant agrees that it would be impossible or inadequate to measure and calculate Company's damages from any breach of the covenants set forth in Sections 6, 7, 8, and 9 of this Agreement, and that as a result of any such breach Company will suffer significant harm. Accordingly, Consultant agrees that if Consultant were to breach any of the covenants, Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement.
11.No Conflicts. Consultant represents that execution of this Agreement and performance of the Services hereunder by Consultant does not and will not breach any other agreement, arrangement, understanding, institutional policy, or obligation, either written or oral, of confidentiality or work relationship to which Consultant is a party or by which Consultant is bound and that during the term of this Agreement or any extensions thereof, Consultant will not enter into or become bound by any such agreement, arrangement, understanding, institutional policy or obligation, either written or oral, in conflict herewith.
12.Additional Representations and Warranties.
(a)Consultant represents, warrants and covenants that the Services will be provided in compliance with all applicable laws and regulations, including but not limited to: laws and regulations

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pertaining to the promotion of products regulated by the FDA (21 U.S.C. §§ 201, et seq. and its implementing regulations); laws, regulations and guidance pertaining to state and federal anti-kickback statutes (42 U.S.C. §§ 1320a-7b(b), et seq. and their implementing regulations) and submission of false claims to governmental or private health care payors (31 U.S.C. §§ 3729, et seq. and its implementing regulations); state and federal laws and regulations relating to the protection of individual and patient privacy (e.g., HIPAA); the Code on Interactions with Healthcare Professionals promulgated by the Pharmaceutical Research and Manufacturers of America (PhRMA); Company policies, business code of ethics and any other laws and regulations applicable to the provision of the Services.
(b)Consultant represents, warrants and covenants that Consultant is: (a) not excluded from a Federal health care program as outlined in Sections 1128 and 1156 of the Social Security Act (see the Office of Inspector General of the Department of Health and Human Services List of Excluded Individuals/Entities at http://exclusions.oig.hhs.gov); (b) not debarred by the FDA under 21 U.S.C. 335a (see the FDA Office of Regulatory Affairs Debarment List at www.fda.gov/ICECI/EnforcementActions/FDADebarmentList/); (c) not otherwise excluded from contracting with the federal government (see the Excluded Parties Listing System at www.sam.gov/); (d) to its knowledge is not under investigation or otherwise aware of any circumstances which may result in its being debarred or excluded from participation in any federal or state healthcare program; and (e) if required based on the services to be provided, duly licensed and in good standing in accordance with applicable state laws. In the event that Consultant fails at any time to satisfy one or more of the requirements set forth in this section, Company may immediately terminate this Agreement.
(c)The parties acknowledge that the federal government (FDA) and certain states require pharmaceutical and/or device companies to disclose information on compensation, gifts or other remuneration provided to physicians and other health care professionals. If applicable, Company may report information about remuneration provided under this Agreement, as required by law. Once reported, such information may be publicly accessible.
(d)Consultant agrees that the Company and its designated representatives shall have the right, upon reasonable notice, to audit all of Consultant’s applicable records related to the Services for the purpose of determining compliance with the compliance obligations set forth in this Agreement and the terms of this Agreement. This right to audit shall extend throughout the term of this Agreement and for the later of a period of three years after termination of the Agreement or resolution of any disputes between Company and Consultant hereunder.
(e)To the extent permitted by applicable law, Consultant shall not publicly disclose or announce the existence of this Agreement, or the terms and conditions thereof, nor shall it advertise or release any publicity regarding this Agreement without the prior written consent of Company.
(f)Consultant shall comply with all applicable securities laws and is aware of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other person.
13.Indemnification. Consultant, at its expense, shall defend, indemnify and hold harmless Company and its directors, officers, employees and agents (“Indemnitees”) against any claim charge, demand, proceeding, suit, liability, cost, expense, order, decree, reasonable attorney’s fees, court costs, trials, or appeal and judgment including damages of any kind resulting from or arising out of or in connection with any actual or claimed third party claim: (a) alleging that use by Company of the deliverables in accordance with this Agreement infringes any patent, copyright or trademark, or misappropriates any trade secret, confidential information, or other proprietary or intellectual property rights, and shall pay all settlements entered into and damages awarded against the Indemnitees to the extent based on such claims; (b) for any act or omission of Consultant in the performance of the Services; and (c) from the breach of any term or condition of this Agreement attributable to Consultant or his agents, except, in the case of (a), (b) and (c),

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to the extent directly arising from guidance or instructions provided to Consultant by Company; and provided that: (i) Company provides Consultant with prompt written notice of any claim; (ii) Company permits Consultant to assume and solely control the defense of any action, (iii) Company may participate in such defense at its option and expense; and (iv) Company does not enter into any settlement or compromise of any claim without Consultant’s prior written consent. Consultant must not settle any such suit or claim without Company’s prior written approval unless such settlement: (A) includes a complete release of all Indemnitees; (B) does not require any Indemnitee to pay any amount or deliver any other consideration; and (C) places no restriction on the future conduct of any Indemnitee.
14.Limitation of Liability. UNDER NO CIRCUMSTANCES WILL COMPANY BE LIABLE TO CONSULTANT WITH RESPECT TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, UNDER ANY CONTRACT, STRICT LIABILITY, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY, FOR: (A) ANY INCIDENTAL, PUNITIVE, INDIRECT, SPECIAL, EXEMPLARY, EXTRAORDINARY, RELIANCE, OR CONSEQUENTIAL DAMAGES OR LOST PROFITS; OR (B) ANY OTHER DAMAGES THAT IN THE AGGREGATE EXCEED ALL AMOUNTS PAID OR PAYABLE BY COMPANY TO CONSULTANT HEREUNDER. THE FOREGOING LIMITATION OF LIABILITY WILL APPLY TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW REGARDLESS OF WHETHER COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ANY REMEDY OF ITS ESSENTIAL PURPOSE.
15.Survival. Rights and obligations which by their nature should survive expiration or termination of this Agreement will remain in full force and effect. Without limiting the foregoing, Sections 6, 7, 8, 9, 10, 13 and 14 will survive.
16.Notices. Notices will be deemed given and effective; (a) if personally delivered, upon delivery; (b) if sent by an overnight service with tracking capabilities, upon receipt; (c) if sent by fax or electronic mail, at such time as the party which sent the notice receives confirmation of receipt by the applicable method of transmittal; or (d) if sent by certified or registered mail, within five days of deposit in the mail and such notice shall be addressed to the party at the address stated on the first page of this Agreement, or at such other place or places as either party may designate in a written notice to the other.
17.Assignment. Because of the personal nature of the Services to be rendered by Consultant under this Agreement, Consultant may not assign this Agreement without the prior written consent of Company. Company may assign this Agreement to any one of its affiliates, or to any entity with which it merges or consolidates or to any transferee of all or part of Company’s assets (including by operation of law), without Consultant’s prior written consent.
18.Amendment. This Agreement may be amended only by a written instrument signed by Consultant and Company.
19.Severability and Waiver. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The failure of either party to enforce any term of this Agreement shall not constitute a waiver of such term, and shall not affect the right to require compliance with such term in the future. Any waiver of any term of this Agreement must be in writing and signed by the party against whom such waiver is asserted.
20.Governing Law and Venue. The enforceability and interpretation of this Agreement shall be governed by the laws of the State of New Jersey, without regard to principles of choice of law. The Parties hereby expressly consent to the jurisdiction and venue of the federal and New Jersey state courts for any lawsuits arising from this Agreement.

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21.EIN. Consultant will supply the correct Social Security Number/Employer Identification Number (EIN) to Company, and Company will use that Number in filing certain documents and instruments required by law in connection with this Agreement including, without limitation, Form 1099 under the Internal Revenue Code of 1986, as amended (or any successor form).

22.Taxes. Company shall not be obligated to deduct or withhold from any payment to Consultant any sum for income tax, unemployment insurance, social security, workers’ compensation, disability insurance, or any other payroll or related tax (“Employment Taxes”). Consultant shall be solely responsible for the payment of all Employment Taxes, fines, penalties and assessments relating to any payments made hereunder or to Consultant’s business activities. Company shall not treat Consultant as an employee for federal, state, or local income or employment tax purposes with respect to the Services unless Company is directed in writing to do so by the relevant taxing authority.

23.Section 409A. Company and Consultant intend that this Agreement will be interpreted and administered such that the payments hereunder are exempt from or comply with Section 409A of the Internal Revenue Code and the Treasury regulations thereunder (collectively, “Section 409A”). Any payment by Company to Consultant under this Agreement that is subject to Section 409A and that is contingent on a termination of service is contingent on a “separation from service” within the meaning of Section 409A. Company makes no representation or warranty and shall have no liability to Consultant if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A but do not satisfy an exemption from, or the conditions of, Section 409A. Each installment payment required under this Agreement shall be considered a separate payment for purposes of Section 409A. If, upon separation from service, Consultant is a “specified employee” within the meaning of Section 409A, any payment under this Agreement that is subject to Section 409A and would otherwise be paid within six months after the Consultant’s separation from service will instead be paid in the seventh month following the Consultant’s separation from service (or upon Consultant’s death, if earlier).
24.Entire Agreement. This Agreement constitutes the sole and entire agreement, and supersedes all previous and contemporaneous communications, agreements and understandings, between Company and Consultant, its principals and employees, pertaining to the subject matter hereof.
Please indicate your acceptance of and agreement to this Agreement with the foregoing terms by signing in the space indicated below and returning it to the Company.
INSMED INCORPORATED

By:     /s/ William H. Lewis
Name:     William H. Lewis
Title:     Chief Executive Officer

ACCEPTED AND AGREED TO:

J. Drayton Wise

By:     /s/ J. Drayton Wise

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